UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 17, 2019, Zogenix, Inc. (the “Company”), a global pharmaceutical company developing rare disease therapies, announced that The Lancet has published the results of its Phase 3 clinical trial, Study 1, of the Company’s investigational drug, FINTEPLA® (ZX008, fenfluramine oral solution), in children and young adults with Dravet syndrome, a rare, severe infantile-onset epilepsy characterized by frequent, disabling seizures that are very difficult to treat with existing anti-epileptic drugs. The study showed that both doses of FINTEPLA, whenadded to the patients’ existing treatment regimens, provided a significant reduction in convulsive seizure frequency compared to placebo.

Study 1 was an international, double blind, placebo-controlled Phase 3 study of 119 Dravet syndrome patients ages 2-18 years (mean age 9 years) treated at sites in the U.S., Canada, Europe and Australia. Patients were randomized to one of three treatment groups: FINTEPLA at 0.7 mg/kg/day with a 26 mg maximum daily dose (n=40), FINTEPLA at 0.2 mg/kg/day (n=39), or placebo (n=40), which were added to the patient’s current antiepileptic drug regimen that excluded use of stiripentol. Following a 6-week baseline observation period, patients were titrated to their target dose over two weeks and remained at that dose for 12 weeks. The mean baseline convulsive seizure frequency across the study groups was approximately 40 seizures per month.

The primary endpoint was the change in mean monthly frequency of convulsive seizures during the treatment period compared with baseline in the 0.7 mg/kg/day group versus placebo. Results showed that patients taking FINTEPLA at 0.7 mg/kg/day achieved a 62.3% greater reduction in mean monthly convulsive seizure frequency compared to placebo (95% CI -47.7 to -72.8, p<0.0001). The same analysis for the group treated at 0.2 mg/kg/day versus placebo was a key secondary endpoint, with results showing a 32.4% greater reduction in mean monthly convulsive seizure frequency compared to placebo (95% CI -6.2 to -51.3, p=0.0209).

During the treatment period, the median reduction in seizure frequency was 74.9% in the 0.7 mg/kg/day group (from median 20.7 per 28 days to 4.7 per 28 days), 42.3% in the 0.2 mg/kg/day group (from median 17.5 per 28 days to 12.6 per 28 days), and 19.2% in the placebo group (from median 27.3 per 28 days to 22.0 per 28 days).

In addition to the seizure frequency data described above, more patients treated with FINTEPLA during the study achieved a clinically meaningful (≥ 50%) reduction in convulsive seizure frequency compared to placebo: 27 (68%) of 40 patients in the 0.7 mg/kg/day group (p<0.0001) and 15 (38%) of 39 patients in the 0.2 mg/kg/day group (p=0.0091), compared with five (12%) of 40 patients in the placebo group. FINTEPLA also provided significantly longer periods of seizure freedom to patients in the study: the median longest seizure-free intervals were 25 days in the 0.7 mg/kg/day group (p=0.0001) and 15 days in the 0.2 mg/kg/day group (p=0.0352), compared to 9.5 days in the placebo group.

The most common adverse events (occurring in at least 10% of patients, and more frequently in the FINTEPLA groups), were decreased appetite, diarrhea, fatigue, lethargy, somnolence and decreased weight. Echocardiographic examinations revealed normal valve function and morphology in all patients during the trial and no signs of pulmonary arterial hypertension.

The Company originally presented Study 1 data results in December 2017 at the 71st American Epilepsy Society (AES) Annual Meeting. In that and other presentations, the Company expressed doses of FINTEPLA (ZX008, fenfluramine) as doses of the HCl salt, with an upper limit of 0.8 mg/kg/day and 30 mg maximum daily dose. Due to current regulatory guidelines, the Company has chosen to express study doses as the fenfluramine base-equivalent, with an upper limit dosing of 0.7 mg/kg/day and 26 mg maximum daily dose.

Forward Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include the potential benefits FINTEPLA may have, if approved; the impacts that Dravet syndrome has on patients; and the potential timing of top-line data for the Company’s Phase 3 Study of FINTEPLA in Lennox-Gastaut syndrome (“LGS”) (Study 1601). These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the FDA may disagree that the existing safety and efficacy data is sufficient to approve the NDA of FINTEPLA for the treatment of Dravet syndrome; the FDA may require the Company to conduct the additional chronic toxicity studies noted in the Refusal to File letter, dated April 3, 2019, or other studies or information in connection with its review of the NDA; the timing of the data from Study 1601 of FINTEPLA in patients suffering from LGS could be delayed; the results of Study 1601 may differ from the results of prior clinical studies in LGS or may demonstrate adverse safety data compared to the prior Phase 3 clinical trials of FINTEPLA; top-line data the Company reports is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such top-line data may not accurately reflect the complete results of a clinical trial, and the FDA may not agree with the Company’s interpretation of such results; later developments with the FDA that may be inconsistent with feedback received at prior meetings with the FDA; additional data from the Company’s ongoing studies may contradict or undermine the data submitted in the NDA for FINTEPLA; the uncertainties associated with the clinical development and regulatory approval of product candidates such as FINTEPLA and MT1621; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit approval and/or commercialization, or that could result in recalls or product liability claims; risks associated with the acquisition of Modis and integration of Modis’ operations into the Company’s business, including an increase in near and long-term expenditures, exposure to unknown liabilities and diversion of the Company’s management’s time and attention; and other risks described in the Company’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 17, 2019	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary